                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


          We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35559 of Corporate Express, Inc. on Form S-4 of our reports related to Data Documents Incorporated dated February 6, 1997, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

     /s/ Deloitte & Touche LLP
     DELOITTE & TOUCHE LLP
     Omaha, Nebraska

     November 14, 1997